Exhibit 99.1

            Zumiez Inc. Announces Record Fiscal 2007 Third
                           Quarter Results

          Q3-07 Net Sales Increased 26.5% to $104.0 Million;

       Comparable Store Sales Increased 13.2% in Third Quarter;

                 Q3-07 Diluted EPS Up 16.7% to $0.28;

     Company Reaffirms Fiscal 2007 EPS Guidance of $0.92 to $0.94


    EVERETT, Wash.--(BUSINESS WIRE)--Nov. 29, 2007--Zumiez Inc.
(NASDAQ: ZUMZ) today reported results for the third quarter ended
November 3, 2007.

    Total net sales for the third quarter (13 weeks) ended November 3, 2007 increased by 26.5% to $104.0 million from $82.3 million reported in the third quarter ended October 28, 2006 (13 weeks). The company posted net income for the quarter of $8.1 million or $0.28 per diluted share versus $6.8 million or $0.24 per diluted share in the third quarter of the prior fiscal year. Comparable store sales increased 13.2% for the third quarter of fiscal 2007 compared to a 10.7% increase in the third quarter of fiscal 2006.

    Total net sales for the first nine months (39 week period) of fiscal 2007 increased by 37.1% to $254.8 million from $185.8 million reported in the first nine months of the prior year. The company posted net income of $12.9 million or $0.44 per diluted share in the first nine months of 2007 versus $9.6 million or $0.33 per diluted share in the prior year. Comparable store sales increased 12.2% for the first nine months of fiscal 2007 compared to 13.6% for the first nine months of fiscal 2006.

    Rick Brooks, President and Chief Executive Officer of Zumiez Inc., stated, "We opened 17 new stores in the third quarter and 48 stores year-to-date. In November, we reached our goal of 50 new stores in fiscal 2007, and continue to believe that we can eventually operate 800 Zumiez stores in the U.S. We remain optimistic for the long term prospects of Zumiez as we have cultivated a unique brand in the action sports industry. We believe the investments we are making, along with our proven strategy, will continue to drive quality long-term growth."

    2007 Outlook

    The company is reiterating its diluted earnings per share guidance for fiscal 2007 of $0.92 to $0.94. Weighted average diluted shares for the fiscal year are expected to be approximately 29,400,000.

    In putting forth this outlook, the company reminds investors of the complexity of accurately assessing future growth given the difficulty in predicting fashion trends and consumer preferences, boardsports popularity and participation rates, general economic conditions, weather and the impact of other business variables and risks. Our business outlook is based on our current expectations and includes "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Although the Company believes the comments reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.

    A conference call will be held today to discuss third quarter results and will be webcast at 5:00 p.m. ET on http://ir.zumiez.com. Participants may also dial (866) 825-1692 followed by the conference identification code of 88065282.

    About Zumiez Inc.

    Zumiez is a leading specialty retailer of action sports related apparel, footwear, equipment and accessories. Our stores cater to young men and women between ages 12-24, focusing on skateboarding, surfing, snowboarding, motocross and BMX. As of November 3, 2007 we operate 283 stores, which are primarily located in shopping malls and our web site address is www.zumiez.com.

    Safe Harbor Statement

    Certain statements in this press release and oral statements relating thereto made from time to time by representatives of the company may constitute forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. These statements include, without limitation, predictions and guidance relating to the company's future financial performance, brand and product category diversity, ability to adjust product mix, integration of acquired businesses, growing customer demand for our products and new store openings. In some cases, you can identify forward-looking statements by terminology such as, "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue," or the negative of these terms or other comparable terminology. These forward-looking statements are based on management's current expectations but they involve a number of risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in the forward-looking statements as a result of risks and uncertainties, which include, without limitation, those described in the company's quarterly report on Form 10-Q for the quarter ended August 4, 2007 as filed with the Securities and Exchange Commission and available at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements speak only as of the date on which they are made and the company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.



                             ZUMIEZ INC.
            CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
           (in thousands, except share and per share data)
                             (Unaudited)

                       Three Months Ended        Nine Months Ended
                    ------------------------- ------------------------
                    November 3, October 28,   November 3, October 28,
                        2007         2006         2007        2006
                    ----------- ------------- ----------- ------------
Net sales              $104,045       $82,258    $254,810    $185,799
Cost of goods sold       65,466        51,994     166,143     121,494
                    ----------- ------------- ----------- ------------
Gross profit             38,579        30,264      88,667      64,305

Selling, general and
 administrative
 expenses                25,857        19,343      69,060      49,919
                    ----------- ------------- ----------- ------------
Operating profit         12,722        10,921      19,607      14,386

Interest income, net        420           230       1,171         813
Other income
 (expense)                    2             -           3         (16)
                    ----------- ------------- ----------- ------------
Earnings before
 income taxes            13,144        11,151      20,781      15,183

Provision for income
 taxes                    4,995         4,324       7,897       5,605
                    ----------- ------------- ----------- ------------

Net income             $  8,149       $ 6,827    $ 12,884    $  9,578
                    =========== ============= =========== ============

Basic net income per
 share                 $   0.28       $  0.25    $   0.45    $   0.35
                    =========== ============= =========== ============

Diluted net income
 per share             $   0.28       $  0.24    $   0.44    $   0.33
                    =========== ============= =========== ============

Weighted average
 shares used in
 computation of
 earnings per share:
     Basic           28,862,951    27,600,574  28,477,471  27,454,193

     Diluted         29,554,774    28,861,871  29,386,951  28,756,468




                             ZUMIEZ INC.
                CONDENSED CONSOLIDATED BALANCE SHEETS
                 (in thousands, except share amounts)


                                   November 3, February 3, October 28,
                                      2007        2007        2006
                                   ----------- ----------- -----------
                                   (Unaudited)  (Audited)  (Unaudited)
              Assets
Current assets
Cash and cash equivalents           $    6,920   $  8,161      $2,111
Marketable securities                   30,661     43,816      17,835
Receivables                              5,450      5,223       5,816
Income tax receivable                    7,856          -           -
Inventory                               67,871     42,157      56,694
Prepaid expenses and other               4,817      3,593         965
Deferred tax assets                      1,157      1,551       1,618
                                   ----------- ----------- -----------
Total current assets                   124,732    104,501      85,039

Leasehold improvements and
 equipment, net                         66,563     49,889      48,930
Goodwill                                13,154     12,904      12,766
Deferred tax assets                      1,069          -           -
                                   ----------- ----------- -----------
Total long-term assets                  80,786     62,793      61,696

Total assets                        $  205,518   $167,294    $146,735
                                   =========== =========== ===========

  Liabilities and Shareholders'
               Equity
Current liabilities
Trade accounts payable              $   34,552   $ 24,164     $32,002
Book overdraft                               -      6,083           -
Accrued payroll and payroll taxes        4,432      4,784       2,296
Income taxes payable                         -      6,598       2,974
Current portion of deferred rent
 and tenant allowances                   2,071      1,377       1,331
Other accrued liabilities                6,133      6,566       6,262
                                   ----------- -----------   ---------
Total current liabilities               47,188     49,572      44,865

Long-term deferred rent and tenant
 allowances, less current portion       17,657     12,069      11,302
Deferred tax liabilities                     -        841         602
                                   ----------- -----------   ---------
Total long-term liabilities             17,657     12,910      11,904
Total liabilities                       64,845     62,482      56,769
Commitments and contingencies               --         --          --

Shareholders' equity
Preferred stock, no par value,
 40,000,000 shares authorized; none
 issued and outstanding                     --         --          --
Common stock, no par value,
 100,000,000 shares authorized;
 29,002,852 shares issued and
 outstanding at November 3, 2007,
 27,880,512 shares issued and
 outstanding at February 3, 2007,
 and 27,640,664 issued and
 outstanding at October 28, 2006        68,195     45,311      41,734
Accumulated other comprehensive
 income (loss)                              79        (14)         (4)
Retained earnings                       72,399     59,515      48,236
                                   ----------- -----------   ---------
Total shareholders' equity             140,673    104,812      89,966

Total liabilities and shareholders'
 equity                                205,518   $167,294    $146,735
                                   =========== =========== ===========



    CONTACT: Zumiez Inc.
             Trevor Lang, Chief Financial Officer
             425-551-1500 ext. 1564
             or
             Investors:
             Integrated Corporate Relations
             David Griffith/Chad Jacobs
             203-682-8200